EXHIBIT 23.6

                          CONSENT OF FINANCIAL ADVISOR


ComSouth Bankshares, Inc.:

We consent to the references to our firm under the caption "Opinion of ComSouth Bankshares, Inc.'s Financial Advisor" in the Registration Statement (Form S-4, Commission File No. __________) for the proposed merger of ComSouth Bankshares, Inc. with and into Anchor Financial Corporation, pursuant to an Agreement and Plan of Merger dated April 14, 1998.

                                       INTERSTATE/JOHNSON LANE CORPORATION

                                       By:  /s/
                                            -------------------------------
                                                James H. Glen, Jr.
                                                Managing Director